                                                                   Exhibit 21.01

                             MEDIA ARTS GROUP, INC.

                              List of Subsidiaries


1.       Thomas Kinkade Stores, Inc., a California corporation

2.       MAGI Entertainment Products, Inc., a California corporation

3.       California Coast Galleries, Inc., a California corporation

4.       MAGI Sales, Inc., a California corporation

5.       John Hine Limited, a U.K. company



















                                      113